                                                                   Exhibit 23(a)
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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS
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     We consent to the incorporation by reference in the registration statement of Exigent International, Inc. on Form S-8 of our report, dated April 4, 1998, on our audit of the consolidated financial statements of Exigent International, Inc. as of January 31, 1998 and 1997 and for the years ended January 31, 1998, 1997 and 1996, which report is included in the company's Annual Report on Form 10-K for the fiscal year ended January 31, 1998. We also consent to the incorporation by reference in the registration statement of Exigent International, Inc. on Form S-8 of our reports, dated August 15, 1996 and March 31, 1995 on our audits of the financial statements of Software Technology, Inc. as of January 31, 1996, 1995 and 1994 and for the years ended January 31, 1996, 1995 and 1994, which reports are included in the company's registration statement on Form S-1.


Dated: May 18, 1998                 Hoyman, Dobson & Company, P.A.



                                    By:  /s/ Deborah A. Bradley
                                         -----------------------------

                                    Title:  Audit Director
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